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                                                                     Exhibit 5.1

                                 REED SMITH LLP
                                One Liberty Place
                               1650 Market Street
                        Philadelphia, Pennsylvania 19103

                                                                January 29, 2002


W. P. Carey & Co. LLC
50 Rockefeller Plaza
New York, New York  10022

Ladies and Gentlemen:

      This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act") of the issuance of up to $100,000,000 aggregate amount of Listed Shares, Future Shares and/or Warrants (the "Securities") of W. P. Carey & Co. LLC, a Delaware limited liability company (the "Company").

      In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including (i) the Amended and Restated Operating Agreement of the Company, as amended; (ii) the Certificate of Formation of the Company, as amended; (iii) resolutions adopted by the Board of Directors of the Company; and (iv) the Registration Statement.

      In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to all original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

      We express no opinion herein as to the laws of any state or jurisdiction other than the Limited Liability Company Act of the State of Delaware and the federal laws of the United States of America.

      Based upon and subject to the foregoing, we are of the opinion that when the Securities are issued in accordance with their terms as set forth in the Registration Statement and any prospectus supplement issued and delivered with respect to such Securities and delivered against receipt of the consideration described in such prospectus supplement, the Securities will be validly issued and, in the event Warrants are issued and sold, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
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      The opinion set forth above is subject, as to enforcement, to (i)
bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, and (ii) general equitable principles.

      It is understood that this opinion is to be used only in connection with the issuance of the Securities while the Registration Statement is in effect.

      Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based only upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601 (b) (5) of Regulation S-K under the Securities Act, and to use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                        Very truly yours,



                                        /s/ REED SMITH LLP